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                                                                      Exhibit 21



                      UPTOWNER INNS, INC. AND SUBSIDIARIES



          Exhibit 21 - Subsidiaries of Uptowner Inns, Inc.

                              *  Motel & Restaurant Supply
                                  100% Owned Subsidiary
                                  Incorporated in the State of West Virginia






                 * Represents a Corporation which had no activity during fiscal year June 30, 2003, 2002 or 2001